    Exhibit 5.9

CONSENT OF EXPERT

August 26, 2019

Eldorado Gold Corporation

United States Securities and Exchange Commission

Ladies and Gentlemen:

Re: Eldorado Gold Corporation

I, David Sutherland, do hereby consent to:

(1)
the filing of the written disclosure regarding the “Technical Report, Kişladağ Milling Project, Turkey” effective March 16, 2018, and other information pertaining to this project including extracts from or a summary of this project (the “Technical Disclosure”) in relation to the Annual Information Form of Eldorado Gold Corporation (the “Company”) for the period ended December 31, 2018 (the “AIF”);

(2)
the Technical Disclosure contained in or incorporated by reference into the Company’s Form F-10 Registration Statement (the “Form F-10”), being filed with the United States Securities and Exchange Commission and any amendments thereto;

(3)
the use of my name in the AIF and Form F-10; and

(4)
the incorporation by reference of the AIF into the Form F-10.

By:	/s/ David Sutherland
David Sutherland, P.Eng
Eldorado Gold Corporation